As filed with the Securities and Exchange Commission on October 5, 2001
                          Registration No. 333-36966


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                        FORM SB-1 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                                SD PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)



Florida                                6159                      522298                      65-0790763
-------------------------       -------------------      -----------------------     -------------------
(State or Other                 (Primary Standard           (North American               (IRS Employer
Jurisdiction of                     Industrial                  Industry                 Identification
Incorporation or                  Classification         Classification Number          ("EIN") Number)
Organization)                    ("SIC") Number)                 System
                                                            ("NAICS")Number)

                     ---------------------------------------

                              2958 Braithwood Court
                             Atlanta, Georgia 30345
                                 (770) 414-9596
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive office)
   ---------------------------------------------------------------------------
                                    Copy To:

                              Carl N. Duncan, Esq.
                            Duncan, Blum & Associates
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                                 (301) 263-0200

       Approximate date of re-commencement of proposed sale to the public:
                  As soon as practicable after renewal of this
                             Registration Statement

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box: [x].


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         Disclosure of Alternative Used: Alternative 1 : Alternative 2 9

===============================================================================
                                   PROSPECTUS
===============================================================================


                                                           SD PRODUCTS CORP.
                                                    (A Developmental Stage Company)
                                             2958 Braithwood Court, Atlanta, Georgia 30345
                                                             (770) 414-9596
                            ----------------------- ------------------------- -------------------------------------------
                                    Shares               Offering Price             Gross Proceeds to the Company
      --------------------- ----------------------- ------------------------- -------------------------------------------
      Minimum                      100,000                   $1.00                             $100,000
      --------------------- ----------------------- ------------------------- -------------------------------------------
      Maximum                     1,000,000                  $1.00                            $1,000,000
      --------------------- ----------------------- ------------------------- -------------------------------------------

                                Selling Shareholders May Also Be Selling up to 800,000 Additional Shares
                                               At the Conclusion of Our Primary Offering


Company Information

<    There is currently no market for our shares.

<    We provide a lending  source for  financing  and funding of lease  purchase agreements relating to automobiles and limousines.

<    We intend to qualify our shares for quotation on the NASDAQ  Bulletin Board concurrently with the date of this prospectus.

Terms of the Initial Offering Period

<     The initial offering period will commence on the date of this prospectus and will be continuous in nature. Unless terminated earlier, the initial offering period is expected to last from 2 to 9 months from the date listed in this prospectus, unless it is terminated earlier, but in no case later than December ___, 2001.

<    During the initial offering period,  we will sell shares at $1.00 per share with the minimum purchase being $500 (500 shares). Since there is no selling commission, all proceeds from the sales will go to us.

<     We are making this offering on a self-underwritten basis through our only principal, Mark A. Mintmire, without the use of securities brokers. All proceeds from the sale of shares will be held in an attorney escrow account maintained by Duncan, Blum & Associates, Bethesda, Maryland.

<     We seek to sell 100,000 to 1,000,000 shares at $1.00 per share. Upon conclusion or termination of the primary component of this offering, designated selling shareholders may sell up to 820,000 additional shares in a secondary offering pursuant to this prospectus.

<    If we do not sell a minimum  of  $100,000  of  shares  during  the  initial offering period, we will promptly return, without interest all money from shares sold.

Additional Shares Being Offered

<    We will not receive any proceeds from the additional 820,000 shares,  which may be offered by our selling shareholders.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Carefully consider the risk factors beginning on page 4 of this prospectus.

You meet must meet certain requirements in order to purchase the shares offered in this prospectus. You must indicate in the Subscription Agreement and Power of Attorney that you have either a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or a net worth of at least $50,000 (also exclusive of home, furnishings and automobiles) and an annual adjusted gross income of not less than $25,000.



================================================================================
                               October ____, 2001
================================================================================

                                Table of Contents


Descriptive Title                                                           Page

PROSPECTUS SUMMARY.............................................................3
SUMMARY FINANCIAL DATA.........................................................4
RISK FACTORS...................................................................4
RELATED PARTY TRANSACTIONS.....................................................8
FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT..........................10
SELLING SHAREHOLDERS..........................................................10
APPLICATION OF PROCEEDS.......................................................13
CAPITALIZATION................................................................14
DILUTION......................................................................14
THE COMPANY...................................................................15
LITIGATION....................................................................24
SECURITIES OWNERSHIP OF CERTAIN OWNERS
AND THE PRINCIPAL SHAREHOLDER.................................................24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS............................................24
ABSENCE OF CURRENT PUBLIC MARKET AND DIVIDEND POLICY..........................30
DESCRIPTION OF CAPITAL STOCK..................................................30
SUBSCRIPTION PROCEDURE........................................................31
ERISA CONSIDERATIONS..........................................................32
LEGAL MATTERS.................................................................32
EXPERTS.......................................................................32
AVAILABLE INFORMATION.........................................................33
APPENDIX I (FINANCIAL STATEMENTS)............................................I-1
EXHIBIT A - SUBSCRIPTION AGREEMENT...........................................A-1

                               Prospectus Summary

         The following is a summary of the information contained in this prospectus. Before making any investment, you should carefully consider the information under the heading "Risk Factors."


      The Company             SD Products Corp., currently a developmental stage
                              company, was incorporated in Florida on October
                              20, 1997. We have had no revenues to
                              date. In fact, we have incurred a $21,633 net loss from continuing operations and our assets at June 30, 2001 aggregate $7,077. Our objective is to become a significant provider of automobile lease financing for credit-impaired car buyers. We plan to conduct business initially in Florida and Georgia and later opening up to selected areas nationwide. We intend to, eventually, be able to provide a full spectrum of lease financing services for our clients.

      Securities Offered      Maximum amount of shares offered: 1,000,000 shares
      by the Company          at $1.00 per share, or $1,000,000.

                              Minimum amount of shares offered: 100,000 shares at $1.00 per share, or $100,000.

      Offering                Initial: We will begin to sell shares on the date
      Period(s)               listed on the cover of this prospectus.
                              During this initial offering period, we may continue to offer shares from 2 to 9 months. This initial offering period will close once the minimum $100,000 in shares is sold and we close the escrow account. If the minimum $100,000 in shares is not sold by July ___, 2002, nine months from the date of this prospectus, we will promptly return all proceeds to the investors without interest.

                              Continuous: If we do not sell the maximum
                              $1,000,000 in shares during the initial offering period, we will update this prospectus and continue the offering for up to 24months from the date this prospectus is issued, updating as necessary. During this continuous offering period, we will sell subscriptions for shares at $1.00 per share until a market develops for the shares. We will then sell the shares at the prevailing market price per share.

                              Secondary Offering: As described in "Selling
                              Shareholders," upon conclusion or termination of the primary component by the company in this offering, it is contemplated that the listed selling shareholders may individually offer up to 880,000 shares in addition to the up to 1,000,000 shares we are selling. The shareholders, not the company, will receive the proceeds from the sale of their individual shares

      Proceeds Held Proceeds from these sales will not be paid to us until the $100,000 minimum in sales is achieved. Investors are reminded that, given the 9-month duration of the initial offering period, investments may be held in escrow until the end of the initial offering period. Even if interest is earned, it will not be returned to investors because of pertinent Maryland state law pertaining to attorney escrow accounts.

      Minimum                 The minimum purchase during the primary component
      Subscription            of this our offering is $500.

      Risks and Conflicts     This investment involves substantial risks due in
      of Interest             part to the costs that we will incur and the
                              highly speculative nature of the automobile leasing business. Risks inherent in investing in the company are discussed under "Risk Factors," including the substantive doubt about our ability to continue as a going concern, the $1.00 per share price being determined arbitrarily.

      Plan of Distribution    The shares are being offered directly by Mark A.
                              Mintmire, our sole principal.

      Application of          We expect to use the proceeds of the primary
      Proceeds                component of this offering are expected to be used
                              to continue business operations and expand the scope of the business with particular emphasis on enhancing our credit lines. In the event we receive more than the $100,000 minimum, we intend to be more aggressive in implementing our business plan.


                             Summary Financial Data

         The following is a summary of the financial data contained in this prospectus. This information reflects the our operations for the period from inception to June 30, 2001.

o        Current assets                     $7,077
o        Noncurrent assets                  0
o        Current liabilities                $5,500
o        Gross Revenues                     0
o        Gross Profit                       0
o        Loss from continuing operations    ($23,212)
o        Net loss                           ($21,633)


                                  Risk Factors

          Before making an investment, you should consider carefully the following risk factors.

         We are a new company in its development stage. Our main efforts thus far have been geared toward raising funds in order to commence business operations. You should, therefore, be aware of the difficulties normally encountered by a new, developing company. The likelihood that we will succeed must be considered in light of the problems, expenses and delays frequently encountered as listed below.

1. Additional Funding Essential to Business Success but Unlikely Because of Lack of Net Worth; Proceeds of Sale of Shares May Be Inadequate to Continue Business Operations. If we receive significantly less than the $1,000,000 maximum, we may not have the funds to continue with our operations. Without an infusion of capital or profits, we do not expect to continue doing business after 6 to 9 months from the date of this prospectus. As of June 30, 2001, our total assets consisted of a loan of $6,882 plus $195 in cash for a total net assets of $7,077. In addition, our working capital is presently minimal and there can be no assurance that our financial condition will improve. Our success is dependent upon our obtaining additional financing in order to arrange a large volume of direct automobile lease financing directly to consumers. There is no assurance that we will be able to obtain necessary lines of credit or equity financing from any source. (See "Related Party Transactions" and "Fiduciary Responsibility of Management.")

2. Working Capital May Be Insufficient to Promote Growth. We expect to expand through internal growth, by granting franchises and through acquisitions. We also plan to expand our business from its current location and by entry into other markets. Our ability to grow will depend on the availability of working capital to support such growth existing and emerging competition and our ability to maintain sufficient profit margins in the face of an increasingly competitive industry. There can be no assurance that we will be able to create or maintain a market presence.

3. Pursuit of Revenue Sources Will Require Up-Front Money; Financing Future Activities Could Lead to Long-Term Debt. One of our sources of revenue will be derived from our ability to purchase discounted automobile lease contracts and receivables. The pursuit of our anticipated revenue sources will require a significant amount of up-front money. To secure such revenues, a significant amount of capital must be invested or borrowed and any inability or failure on our part to raise this capital will impair our ability to generate revenues. It may be necessary, for example, to borrow funds to achieve our growth objectives. While we currently have no long-term debt, we cannot guarantee that in pursuing the course of setting up and increasing our business (i.e., acquiring office space, purchasing equipment, etc.) we will not accumulate sufficient debt to decrease our profit margin. If the accumulated debt is substantially more than the revenues we are capable of generating, we will not be able to produce a profit and continue doing business.

4. Monetary Reserve for Non-payables May Reduce the Working Capital. We expect to receive payments on the automobile lease financing receivables on a timely basis. A monetary reserve will be maintained in case payments are not received on a timely basis. In the event it is necessary to use reserves to repay our loans (this in addition to the cessation or deferral of lease payments) will deprive us of income for operations. This loss of income will have a detrimental impact on operations and result in unexpected losses for us.

5. Self-underwritten Offering Made by Principal Who Has No Relevant Prior Experience. Because there is no firm commitment for the purchase of shares, there can be no assurance that we will sell the intended $1,000,000. No underwriter, placement agent or other person has contracted with us to purchase or sell any of the shares offered. Accordingly no commitment exists by anyone to purchase any shares and, consequently, we can give no assurance that any of the shares will be sold. In fact, the risk is greater in this case since Mr. Mintmire has not previously conducted a self-underwritten offering (meaning without the use of broker-dealers).

6. Complete Reliance on Two Key Personnel with Little or No Experience in the Automobile Leasing Business. Our business is dependent upon two individuals: Mark A. Mintmire, our sole director and executive officer, and Charles Adams, our key consultant. Since Mr. Mintmire has no experience in the automobile leasing business, our success is greatly dependent upon the expertise of Mr. Adams who, in turn, has only approximately three years of relevant experience. At present, it is estimated that the time devoted by each individual to manage the day-to-day affairs of the business will be approximately five to ten hours per week. This time commitment is expected to increase at such time as we obtain sufficient funding with which to begin the search for leases to finance. Similarly, future members of management may have professional responsibilities to other entities. The departure or disabling of either of these individuals could have a material adverse effect on our performance. Our success also depends on our ability to attract, retain and motivate qualified personnel.

7. Conflicts of Interest from Principals Being Involved in Competing Business Activities. While subject to fiduciary obligations, our executive officer and director as well as our key consultant may have conflicts of interest in the future to the extent that these individuals are involved in the management of any company that transacts business or competes directly with us. For example, Mr. Adams is the president and manager of his own lease finance company. As a result, business, which might have gone to us, may go to Mr. Adams. Mr. Adams will divide his time and effort between our company, his existing leasing business and his other business obligations. Any time and effort he spends developing his own business endeavors will result in less business for us. Under these circumstances, we would earn less revenue and our ability to compete would be diminished.

8. Arbitrary Offering Price Is in Excess of the Net Tangible Book Value. The common stock's price per share in this offering has been arbitrarily determined by Mr. Mark A. Mintmire, currently acting as a one-man board of directors, and bears no relationship to our assets, book value or net worth. Our offering price per share is substantially in excess of our net tangible book value as a "start-up" company.

9. Absence of Public Market for Shares Will Adversely Affect the Market Price and Liquidity of the Shares. There is no public market for our shares of common stock and no assurance that one will develop. No assurance can be given that if a market for these shares develops, it will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the shares may be adversely affected. Consequently, if you choose to purchase shares as a result of this offering, you may not be able to re-sell your shares in the event of an emergency or for any other reason. Also, the shares may not be readily accepted as collateral for a loan. Accordingly, you should consider the purchase of shares only as a long-term investment.

10. Shares Will be Listed as "Penny Stock" if a Primary and Secondary Market Develops for the Shares. In the event a market develops for our shares and a secondary trading market also develops, the common stock is expected to come within the meaning of the term "penny stock." It will, therefore, be less likely that brokers will sell the shares due to the difficulty imposed by the penny stock regulations in selling the stock. As long as our common stock is considered penny stock, the regulations can be expected to have an adverse effect on the liquidity of any common stock that may develop in the secondary market.

11. No Present Client Base and Limited Funds to Attract Clients. While we intend to engage in the automobile lease finance industry, we currently have no clients and there can be no assurance that we will be successful in obtaining clients by marketing in Palm Beach and Broward Counties (Florida) as planned. Further, the very limited funding currently available to us will only permit us to conduct business on a very limited scale.

12. Competition May Be Too Strong for Business to Obtain Enough Clients. The market for financing "credit-impaired" and "sub-prime" car buyers is highly competitive. Our competitors include local, regional and national automobile dealers, used car finance companies and other sources of financing for automobile purchases, many of which are larger and have greater financial and marketing resources than we do.

13. Broad Discretion of Management with Regard to Application of Proceeds Could Have an Adverse Effect on Company Growth. The amounts discussed in the "Application of Proceeds" section indicates the proposed use of proceeds from this offering. However, management may choose to use these funds in ways that vary from the usage stated in this prospectus without consent from the investors. These decisions could have an adverse effect on the profitability of the company.

14. Need to Re-Sell Acquired Receivables in Order to Increase Profits. We intend to bundle together a number of automobile lease financing receivables for the purpose of re-selling them in public and private offerings by institutional investors and individuals. This reselling will provide us with additional working capital. There is no assurance, however, that we will be successful in trying to re-sell these "bundled" securities in the secondary market.

15. Governmental Regulations Could Hinder the Ability to Produce a Profit. Federal, state and local regulation and supervision requires us to limit interest rates, fees and other charges related to finance contracts. The interest rates and fees we charge may, in the future, may be lower than those we currently charge. If this instance occurs, our financial condition, results of operations or cash flows may be adversely affected.

16. High Interest Rates Will Hinder Our Ability to Make a Profit from the Purchase of Lease. The revenues we generate will result from paying a low interest rate on the money we borrow to buy contracts while charging a higher interest rate on the contract itself. While the finance contracts that we will service would bear interest at fixed rates, our indebtedness would generally bear interest at floating rates. In the event our interest expense increases, we would seek to compensate for these increases by raising the interest rates on new finance contracts. To the extent we are unable to do so because of legal limitations or otherwise, the net margins on our finance contracts would decrease, thereby adversely affecting our financial condition.

17. Extended Declines in Automobile Sales, Seasonal Variations and Business Cycle Exposure Will Hinder the Number of Clients Available. We expect to experience higher revenues in our first and second quarters because of an observed correlation between federal income tax refunds and their use as down-payments on the purchase of new and used automobiles. In addition, we expect to experience lower revenues in the third and fourth quarters due to lower overall economic activity. The automobile industry historically experiences cyclical growth that follows general economic cycles. The automobile industry is greatly influenced by consumer confidence, employment rates, general economic conditions, interest rates, levels of personal discretionary spending and credit availability. There can be no assurance that the automobile industry will not experience protracted periods of decline in sales in the future. Any protracted declines will have an adverse negative impact on our financial condition and results of operations.

18. Offering will be Rescinded if the Minimum Amount of Funds is Not Achieved. We are endeavoring to sell at least $100,000 worth of shares. There is no assurance that we will be able to achieve this minimum amount within the 2-9 months alloted for this initial offering. If we cannot sell at least the $100,000 in shares, we will terminate the entire offering and return all proceeds from sales at that point. Investors purchasing shares will not have access to the money paid for the shares until the initial 9-month offering has ended. Without this minimum infusion of capital, we cannot continue doing business beyond 9 months from the date of prospectus.

19. Operational Costs May Have Been Incorrectly Estimated; There May be Unforeseen Costs. There can be no assurance that we have correctly estimated the costs for establishing a client base or for obtaining a substantial volume of direct automobile lease financing directly with consumers. We may expend significantly more funds than anticipated without expanding the business. In such an event, we would not be able to continue operations, as projected, and would have to close the business.

20. Shares Are Entitled to Dividends but There are No Current Plans to Pay Dividends. Each share is entitled to dividends if and when the Board of Directors decides to distribute dividends. It is not, however, currently within our plans to pay dividends, either now or for the foreseeable future. We may be restricted from paying dividends to our shareholders under future credit or other financing agreements. The amount and frequency of dividends distributed to shareholders is solely within the discretion of our management, currently only Mr. Mark A. Mintmire. At present, we will retain any earnings for the operation and expansion of the business. Moreover, no assurance can be given that our services and products will be accepted in the marketplace or that there will be sufficient revenue generated for us to be profitable.


                           Related -Party Transactions

         Prospective investors should consider the following inherent or potential conflicts of interests before subscribing for shares:

Existing Ownership of Shares by Principals

               Owner                 Date Issued         No. of Shares          Notes
      --------------------------- ------------------ ---------------------- ---------------------------------------------
      Mark A. Mintmire,               10/20/97             2,000,000        Issued for services (valued at $200)
      President and Treasurer                                               performed in setting up the company.
      --------------------------- ------------------ ---------------------- ---------------------------------------------
      Donald F. Mintmire,             6/24/98                 17,500        Issued for cash of $875; Mr.  Mintmire also
      Legal Counsel                                                         owns approximately .63% of outstanding
                                                                            common stock.
      --------------------------- ------------------ ---------------------- ---------------------------------------------
      Charles Adams,                 10/20/97                100,000        Issued for services (valued at $10)
      Key Consultant                                                        performed in setting up the company.


We have no plans to issue any additional securities to management, promoters, affiliates or associates at the present time. If the Board of Directors adopts an employee stock option or pension plan, we may issue additional shares according to the terms of this plan.

Business with Affiliates of the Company

         We have only done business with affiliates at the prices and on terms comparable to those of non-affiliates. The Board of Directors must approve any related party contract or transaction. Mr. Adams, who is not presently a director, has agreed, in the event that he is elected to serve as a director in the future, he would abstain from voting on any related party contract or transaction involving his existing business.

         We do not intend to use the proceeds from this offering to make payments to any promoters, management (except as salaries, benefits and out of pocket expenses) or any of their affiliates. We have no present intention of acquiring any assets by any promoter, management or their affiliates or associates. In addition, we have no current plans to acquire or merge with any business which our promoters, management or their respective affiliates have an ownership interest. Existing conflict of interest provisions are set forth in the Amended Articles of Incorporation for the Company. Although there is no present potential for a related party transaction, in the event that any payments are to be made to promoters and management, this information will be disclosed to the shareholders.

         There are no arrangements or agreements between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence company affairs.

              Fiduciary Responsibility of the Company's Management

         Our counsel has advised us that we have a fiduciary responsibility for the safekeeping and use of all company assets. Management is accountable to each shareholder and required to exercise good faith and integrity with respect to its affairs. (For example, management cannot commingle the company's property with the property of any other person, including that of any current or future member of management.)

         The SEC has stated that, to the extent any exculpatory or indemnification provision includes indemnification for liabilities arising under the Securities Act of 1933, it is the opinion of the SEC that this indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that our management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at that time.

         According to federal and state statutes, including the Florida General Corporation Law, shareholders in a corporation have the right to bring class action suites in federal court to enforce their rights under federal securities laws. Shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover any such losses from a corporation's management where the losses result from a violation of SEC rules. It should be noted, however, that it would be difficult to establish a basis for liability that we have not met these SEC standards. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest.


                              Selling Shareholders

         Upon conclusion or termination of the primary component of this offering, it is contemplated that the shareholders listed below may individually offer up to 800,000 shares in addition to the 1,000,000 shares being sold by the company. The shareholders, not the company, will receive the proceeds from the sale of their individual shares.

         The only selling shareholders who have held a position, office or had any other material relationship with the company during the previous three years are Charles Adams, our key consultant, and Donald F. Mintmire, our legal counsel. During the contemplated secondary component of this offering, each selling shareholder may offer all, some or none of the common stock they own.


                                                                                  Amount of
      Name of  Owner               Address of Owner                         Shares Being Sold (1)     Percent of Class
      --------------               -----------------                        ----------------------    ----------------
      Charles Adams                219 Almeria                                     100,000                 .03571
                                   West Palm Beach, Fl 33405

      Brannon C. Amtower           594 Wilbledon Road NE - Apt 6722                 20,000                 .00714
                                   Atlanta, GA 30324

      Angela Bartolota             4309 W. Atlantic Boulevard - # 908               17,500                 .00625
                                   Coconut Creek, Fl. 33066


                                                         -10-

                                                                                  Amount of
      Name of  Owner               Address of Owner                         Shares Being Sold (1)     Percent of Class
      --------------               -----------------                        ----------------------    ----------------
      James Brock                  1933 Radar Road N.E.                             20,000                 .00714
                                   Atlanta, GA 30345

      Kevin Bell                   299 Northside  #605                              20,000                 .00714
                                   Atlanta, GA 30309

      Kimberley Brown              4371 Winters Chapel Road - # 2826                17,500                 .00625
                                   Doraville, GA 30380

      Michael Bunn                 848 Myrtle Street N.E.                           17,500                 .00625
                                   Atlanta, GA 30303

      A. Rene Dervaes, Jr.         170 South Country Road                           17,500                 .00625
                                   Palm Beach, Fl 33480

      Marie Evans                  2583 McCurdy Way                                 17,500                 .00625
                                   Decatur, GA 30033

      Rodney Ford                  2281 Clifton Springs Road                        20,000                 .00714
                                   Decatur, GA 30334

      Jennifer Froehlich           928 Rosenal Road                                 20,000                 .00714
                                   Atlanta, GA 30306

      Mark Gallagher               1238 Kendrick Road N.E.                          17,500                 .00625
                                   Atlanta GA 30319

      Marco Gollarza               333 Edgewood Avenue                              17,500                 .00625
                                   Atlanta, GA 30312

      Melinda Gore                 2409 Chastain Drive                              17,500                 .00625
                                   Atlanta, GA 30342

      Mathew Hann                  370 Alberta Terrace - #6-1                       17,500                 .00625
                                   Atlanta, GA 30305

      Roxanne Hemmerlein           1342 Eddy Road                                   20,000                 .00714
                                   Jacksonville, Fl 32211

      Erin Hess                    10005 Greenwood Avenue -- #3                     17,500                 .00625
                                   Atlanta,GA 30306

      Scott Jackson                366 Barnett Street NE                            20,000                 .00714
                                   Atlanta, GA 30306

      Brian S. Jansma              1825 Charline NE                                 20,000                 .00714
                                   Atlanta, GA 30306

      Christina Kelly              676 Myrtle Street                                17,500                 .00625
                                   Atlanta, GA

      Legal Computer Technology,   277 Royal Poinciana Way -- #195                  17,500                 .00625
      Inc.                         Palm Beach, FL 33480

      Kerry Matheiu                740 NW 103 Terrace                               17,500                 .00625
                                   Pembroke Pines, Fl 33325

                                                         -11-

      Name of  Owner               Address of Owner                         Shares Being Sold (1)     Percent of Class
      --------------               -----------------                        ----------------------    ----------------
      Mary C. McGowan              2057 Jordan Terrace N.E.                         20,000                 .00714
                                   Atlanta, GA 30345-231

      Meka McNeal                  7202 Trolley Aquare Crossing                     17,500                 .00625
                                   Atlanta, GA 30305

      Samuel Melice II             600 Davis Road North -- #87                      17,500                 .00625
                                   Palm Springs, FL 33461

      Donald F. Mintmire           205 Sunrise Avenue - #204                        17,500                 .00625
                                   Palm, Beach, FL 33480

      Amy Moss                     1406A Druid Valley Drive                         17,500                 .00625
                                   Atlanta, GA 30379

      Lionel Obriot                980 Taft Avenue -- #11                           17,500                 .00625
                                   Atlanta, GA 30309

      Ocean Group                  205 Sunrise Avenue - #204                        17,500                 .00625
      Holdings, Inc.               Palm Beach, Fl 33480

      Douglas Paxton               258 8th Street N.E.                              17,500                 .00625
                                   Atlanta, GA 30309

      Cindy Pelierin               1570 Dekalb - #P                                 20,000                 .00714
                                   Atlanta, GA 30307

      Sammy Peroulas               1825 Charline Avenue                             20,000                 .00714
                                   Atlanta, GA 30306

      Forrest Pitt                 752 Glenwood Avenue S.E. -  # 615                17,500                 .00625
                                   Atlanta, GA 30316

      William Ragsdale             1515 N. Highland  -- #3                          20,000                 .00714
                                   Atlanta, GA 30305

      Shannon Russel               500 Means Street -- Studio H                     17,500                 .00625
                                   Atlanta, GA 30318

      John Stagl                   106 Barefoot Coove                               17,500                 .00625
                                   Hypoluxo, FL

      Julia Taylor                 5022 Roderick Trave                              20,000                 .00714
                                   Marietta, GA 30056

      Geoffrey Watson              5022 Rodrick Trace                               20,000                 .00714J
                                   Marietta, GA 30058

      Jerry Weldon                 685 W/ Wesley Road                               17,500                 .00625
                                                                                    ------                 ------
                                   Atlanta, GA 30305

                                                                 Total             800,000               28.5712%
                                                                                   =======               =======

(1)      Each of these selling shareholders owns less than 1% percent of our common shares.

                                                         -12-

                             Application of Proceeds

         Net proceeds from the sale of the shares of common stock are estimated to be $965,050 if the 1,000,000 ($1,000,000) maximum number of shares is sold and $65,050 if only the $100,000 ($100,000) minimum number of shares is sold in the primary component of this offering. We will not receive any money from the sales of shares by the selling shareholders in the secondary component of this offering.

         These proceeds from our primary offering will be used to finance the expansion of our activities as well as for general business purposes. In the event only the minimum sales are made, we will concentrate our efforts primarily on expanding our lines of credit and providing collateral for leased automobile and limousine financing. In the event that more than the minimum is sold, we intend to also develop additional operations, personnel and projects. None of the estimates include income from revenue. We anticipate receiving income from our day-to-day operations, but there can be no assurance that this income will be enough to generate a positive cash flow before the sales from this offering are expended.


                                                                 Gross Proceeds (1)(2)

                                             $100,000                 $550,000                  $1,000,000
                                            --------                  --------                  ----------

                                     Dollar                     Dollar                     Dollar
                                     Amount    Percentage       Amount      Percentage     Amount     Percentage
                                     ------    ----------       ------      ----------     ------     ----------

Offering Expenses                   $34,950      34.95%        $34,950        6.35%       $34,950        3.49%

Financing and Funding                55,050      55.05%        490,050        89.10%      920,050       92.01%

Salaries                             50,000      50.00%         66,000       12.00%        75,000        5.00%

Working Capital                      10,000      10.00%         25,000        4.50%        45,000        4.50%
                                     ------      ------         ------        -----        ------        -----
Net Proceeds                        $65,050                   $515,050                   $965,050
                                    =======                   ========                   ========

--------------------
(1) In order to begin our operations, we incurred costs for equipment, printing and related expenditures which have been paid by Mark A. Mintmire. We do not intend to reimburse Mr. Mintmire for these costs.

(2) We reserve the right to change the application of proceeds depending on unforeseen circumstances at the time of this offering. The intent is to implement our business plan to the fullest extent possible with funds raised in this offering.

(3) If the minimum offering of $100,000 is achieved in the primary component of the offering, proceeds from this offering are expected to satisfy our cash requirements for the next 12 months. Therefore, it will not be necessary to raise additional funds in order for us to continue operations.

                                 Capitalization

         The following table shows the our capitalization as of June 30, 2001 and the pro forma capitalization on the same date. This information reflects the sale of the 100,000 shares offered for estimated net proceeds of $0.65 per share. This information also indicates the sale of 1,000,000 shares offered for estimated net proceeds of $0.97 per share.

                                                                                                 As Adjusted
                                                                                                -----------
                                                                            Actual       Minimum         Maximum
                                                                            ------       -------         -------
Shareholders' equity
     Common stock, $.0001 par value; 50,000,000 Shares authorized;
     2,800,000Shares issued and outstanding; 2,900,000 (Minimum) and
     3,800,000 (Maximum) Shares to be issued and outstanding, as adjusted     $280         $290             $380
      Additional Paid-in capital                                            22,930       88,150          988,060

      Deficit accumulated during the development stage                     (21,633)     (21,633)         (21,633)
                                                                           --------     --------        --------

      Total Shareholders' equity and total capitalization                   $1,577      $66,807         $966,807
                                                                            ======      =======         ========


                                    Dilution

         The following table shows the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present shareholders and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by our present shareholders.

                     Dilution for $100,000 Minimum Offering
                     --------------------------------------

Initial public offering price per share                                                 $1.00   (100.0%)

     Net tangible book value per share before offering        0.001   (0.1%)
     Increase per share attributable to new shareholders      0.022   (2.2%)

Pro forma net tangible book value per share after offering                              $0.023    (2%)
                                                                                        -------
Total dilution per share to new shareholders
                                                                                        $0.98    (98%)
                                                                                        =====


                                   Shares Purchased         Total Consideration
                                   ----------------          -------------------
                                                                                   Average Price
                               Number        Percent        Amount       Percent     Per Share
                               ------        -------        ------       -------     ---------

  Existing Shares            2,800,000       96.60%        $23,210        18.84%       $0.008

  New Shares                   100,000        3.40         100,000        81.16         1.00
                               -------       -----         -------        -----         ----
  Total                      2,900,000      100.00%       $123,210       100.00%       $0.04
                             =========      ======        ========       =======       =====


                    Dilution for $1,000,000 Maximum Offering
                    ----------------------------------------

Initial public offering price per Share                                                 $1.00  (100.0%)

     Net tangible book value per Share before offering        $0.001  (0.1%)
     Increase per Share attributable to new Shareholders      $0.254  (2.54%)

Pro forma net tangible book value per Share after offering                              $0.25    (2.5%)
                                                                                        -----
Total dilution per Share to new Shareholders                                            $0.75    (75%)
                                                                                                 =====


                                   Shares Purchased          Total Consideration
                                   ----------------          -------------------
                                                                                   Average Price
                               Number        Percent        Amount       Percent     Per Share
                               ------        -------        ------       -------     ---------

    Existing Shares           2,800,000      73.6%         $23,210         2.3%        $0.008

    New Shares                1,000,000      26.4        1,000,000         97.7         1.00
                              ---------      ----        ---------         ----         ----
    Total                     3,800,000     100.00%     $1,023,210        100.00%      $0.269
                              =========    -------      ==========       =======       ======


                                   The Company

Introduction

         SD Products Corp. was organized under the laws of Florida on October 20, 1997 by Mr. Mark A. Mintmire, our executive officer and director. The purpose of the business is to provide a lending source for the purchase of leased automobiles, including limousines. Currently a developmental stage company, we plan to conduct business initially in Florida and Georgia later opening up to selected areas nationwide. Eventually, we intend to be able to provide a full spectrum of lease financing services such as direct leasing, providing insurance and maintenance and repair work for our clients.

Business Objective

         Our objective is to become a significant provider of automobile lease financing for the sub-prime and credit- impaired car buyer. This market is comprised of those car buyers with credit risks that would not be acceptable to major lenders such as General Motors Credit Corporation or Ford Motor Credit Corporation.

         Our services will be initially be offered in Palm Beach and Broward Counties, Florida; expanding to Atlanta, Georgia; then to adjacent counties in south Florida; and eventually throughout Florida, Georgia and selected areas nationwide. To achieve this objective, we intend to provide a comprehensive package of automobile lease financing programs to both dealerships and individuals, focusing on Palm Beach and Broward Counties which have high growth opportunities.

The Initial Phase of Operations

         This phase will consist of development of clientele for the purchase of leased automobile and limousines in Palm Beach and Broward Counties, Florida. Once funded, this phase is expected to take about six months. We believe this offering will include enough funding to generate cash flow to fund those operations.

         If we are able to generate enough proceeds during this offering, we plan to open one additional office in Florida each quarter until we have four operating offices. The third office will be located in Martin County since that is immediately adjacent to Palm Beach and Broward County. We will open the fourth office in Dade County. Mr. Adams will manage these operations. Management plans to closely monitor company operations for approximately one year. If each of the operations is capable of sustaining itself, we intend to seek additional financing through the offering of additional equity securities, conventional bank financing, small business administration financing, venture capital and/or the private placement of corporate debt.

Intermediary Stage of  Operations

         The intermediary stage of operations will require additional funding to open new locations. We will finance this phase from funds raised in excess of the minimum in this offering and any income from operations. This phase is expected to begin immediately after the initial phase.

         We intend to open the first office outside of Florida in Atlanta, Georgia. Mr. Mintmire already has business activities in that area and is familiar with the business environment there. Mr. Mintmire will supervise the Atlanta operation and generally oversee the Florida operation.

         We believe that the additional funding from this offering should be sufficient to cover these increased costs for up to nine months. These funds will be used to open a third and fourth Atlanta office during the next two quarters, then expand into Martin County and Indian River County. It is also our intention to increase advertising and promotional costs and add a regional manager to oversee these additional operations. In addition, to be competitive with other automobile lease finance companies, we believe we must implement an employee benefit program. We believe that this expansion could achieve similar economies on the same scale as those anticipated by the Palm Beach, Broward and Dade Counties expansion.

         Our primary revenues during this stage will come from our ability to purchase discounted automobile lease contracts and receivables from car dealers, bundle these contracts and receivables and sell these pools of securities in the secondary market. Pursuing these revenue sources require a significant amount of up-front money. It is likely that it we will expend a great deal of time, money and resources before we can purchase and bundle a pool of securities. We will expend additional, perhaps even greater time and resources in finding a suitable buyer for such a bundle.

          Our secondary revenue source will come from the interest charged to purchasers we finance directly. However, we will need to establish a significant client base in order for this endeavor to prove lucrative. We intend to bundle the automobile lease financing receivables we acquire into pools of securities for the purpose of offering such pools for sale in the secondary market via a public and/or private offering or through the sale to an institution or individual buyer. This re-selling of receivables will enable us to reuse the cash which we will re-commit to the purchase additional automobile leases and contracts or to use to finance sub-prime and credit-impaired clients on an individual basis.

Plans for Acquiring Existing Businesses

         In the event we are successful in securing the additional financing for long term expansion, we plan to seek out acquisitions of businesses which we believe will complement our overall strategy inside and outside of Florida. We eventually intend to expand operations to encompass the entire United States. When we expand our automobile lease finance market outside of Florida, we will be required to comply with applicable usury and related consumer fraud regulations in each additional state.

<        Acquisitions

         We expect to increase market penetration through internal expansion and thereafter through selected acquisitions. These acquisitions could include both new and used car dealerships as well as finance companies. We believe that, in the current market, expansion into markets beyond the state of Florida could be especially attractive if the internal structuring of a successful operation in Florida can be replicated in other selected geographic areas with high growth opportunities. However, such expansion presents certain challenges and risks. There is no assurance that, even if we are successful in establishing a presence in our targeted markets, we will be able to profitably penetrate these markets.

         We may also seek to expand by acquisitions of unrelated companies which engage in related services such as industrial equipment financing, aircraft lease financing and aircraft equipment financing. If acquisition candidates are subject to public reporting requirements, the pool of potential acquisitions or merger candidates is reduced since these transactions require that certified financials be provided for the acquiring, acquired or merging candidate within a specified period of time. That is why we intend to expand through internal operations through the short and intermediary term. When we do seek acquisitions or mergers, we will limit the search to companies which either already have certified financial statements or companies whose operations lend themselves to review for a certified audit within the required time.

<        Reverse Merger as a Means of Expansion

         In order to aid our ability to expand, we may seek a reverse merger with a larger, public company. While we have no present intention to seek such a merger, if an appropriate vehicle were to become known, we would consider such a merger.

<        Franchises

         If sufficient capital is acquired, we intend to begin seeking acquisitions of independently owned and operated automobile lease finance businesses within two years. These franchises will decrease our day-to-day operating costs by assuming the responsibility for their own operations while paying us royalties. In addition, the more franchises offices we acquire, the more readily recognizable our brand name becomes in the marketplace by consumers.

Risks Associated with Expansion

         The potential investor should be aware that we may incur large liabilities which would increase as our geographic coverage expands. Further, we believe this expansion would, in due course, place us in a position to be a major force in Florida and Georgia in funding higher risk automobile and limousine leases. If this expansion is implemented, Mr. Adams and Mr. Mintmire believe they will be able to oversee the operation with the addition of the contemplated regional manager.

Marketing Plans

           We intend to employ a multi-pronged marketing approach. This approach consists of direct sales and forging strategic alliances. This dual-channeled approach should allow us to quickly access large pools of automobile lease finance receivables, develop regional awareness and ultimately become a market leader.

<        Direct Sales

         Our initial marketing efforts will be in the area of direct sales to automobile purchasers. We believe Mr. Adams will be able to secure our client base. However, we expect to employ qualified sales personnel to establish new customer accounts. We will present quality presentations and follow-up with the clients to ensure a higher retention rate. By employing our own sales personnel, we will be able to penetrate additional markets at a minimal cost since sales associates receive compensation in the form of commissions based on the client's contracting our programs. Management is currently unable to forecast the acceptance of our lease finance programs or the expenses of doing business in this manner; however, we intend to market our programs competitively in our identified target markets.

         Assuming the availability of adequate funding, we intend to stay abreast of changes in the marketplace by ensuring that we remain in the field where clients and competitors can be observed firsthand. We believe that the loyalty of these clients can be maintained through a continuous presence, relationship building and professional service.

         We will attempt to maintain diversity within our client base in order to decrease our exposure to downturns or volatility in any particular industry. As part of this client selection strategy, we will offer services to clients which have a reputation for reputable dealings and a reliable and broad inventory base. We will eliminate clients that we believe present a higher risk of product mechanical failure and very poor sub-prime and "impaired credit" purchaser profiles. Where feasible, we will evaluate each client's portfolio of automobile lease finance receivables for creditworthiness, product grade and loan failure history.

<        Strategic Alliances

         We intend to form strategic alliances with automobile and limousine sales companies, to provide us with an easy, cost-effective, "in-house" alternative to seeking buyers directly. In this system of marketing, we would make our programs available to selected automobile and limousine dealerships. The dealership then behaves much like a franchise in that, for little cost, the dealer's agents sell our programs for us in order to provide financing for their sub-prime credit automobile purchasers.

Expenditures

         Our primary direct costs will be as follows:

<        Salaries to Mr. Adams and Mr. Mintmire (payroll cost, actual or deferred)
<        Marketing and sales related costs
<        Employment related taxes
<        Health benefits.

Facilities

         We currently own no property. We maintain our present office, rent free, at facilities provided by Mr. Mark Mintmire, our sole principal. We anticipate continued use of this office on a rent-free basis for the foreseeable future. This arrangement will meet our needs while we are in the development stage. Assuming we obtain the necessary additional financing, we believe we would be able to locate adequate commercial facilities at reasonable rental rates in Palm Beach County suitable for our future needs.

Debt Financing

         We have not yet sought any debt financing since we do not believe we would qualify for such a loan until we have completed at least two years of profitable operations. Once we have met this criteria, we intend to seek out funds from licensed venture capital firms. Since we will not seek financing until we have several locations operating successfully, we believe we will be in a better position to negotiate appropriate placement and repayment terms for these loans. However, in the event we do receive financing but default in payments, the financing would result in foreclosure upon our assets to the detriment of the shareholders.

Reporting

         As a reporting company, we are required to file quarterly unaudited financial reports on Form 10-QSB and annual audited financial reports on Form 10-KSB. In addition, we would be required to file on Form 8-K under certain specified conditions or those deemed material in character.

Industry Regulation

         We are not subject to industry specific regulation. However, we are subject to usury and other standards relating to permitted maximum rates of interest and related consumer fraud regulations.

Current Employees and Proposed Staffing

<        Currently Minimal Employees; No Monetary Compensation

         As of April 30, 2000, Mr. Mintmire was our only part-time employee. We have had no other employees since we were incorporated. In addition, Mr. Mintmire (sole executive officer and director) and Mr. Charles Adams ( key consultant) have served in those positions without compensation from inception to the present. If we sell the maximum shares offered, it is anticipated that these individuals will receive reasonable salaries for services as executive officers. Mr. Adams has been compensated, in the form of company common stock, for specialized services, including the preparation of our business plan and the performance of consulting services. Mr. Mintmire was compensated, in the form of restricted common stock, for management services relating to our formation and for financial consulting services.

<        Management

         The following table reflects the name, address, age and position of the executive officer and director. For additional information, see the biographical information which follows:

Name                               Address                                 Position
----                               -------                                 --------

Mark A. Mintmire (1)               2958 Braithwood Court                   President, Secretary, Chief Executive
                                   Atlanta, Georgia 30345                  Officer and Director

Charles Adams (2)                  219 Almeria Road                        Consultant(1) (2)
                                   West Palm Beach, Florida 33405
---------------------------
(1)      Mr. Mintmire  may be deemed to be our sole "promoter" and "parent" of as those terms are defined by the Securities Act.
(2)      Mr. Adams acts as our key consultant but should not be deemed a "promoter" or "parent" of  the company.


         All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. Aside from employing Mr. Mintmire as officer/director and Mr. Adams as key consultant, there are no other individuals whose activities will be material to our operations at this time.

<        Sole Officer and Director

         Mark A. Mintmire. Mr. Mintmire has served as the sole executive President, Treasurer and Director of the company since its inception(October 20, 1997). As such, he acts as the CEO, CFO and principal accounting officer. Mr. Mintmire was a full time Masters of Business Administration student at Georgia State University, Atlanta, Georgia, until graduating in August 1998, concentrating in Finance. Mr. Mintmire is an active consultant to a number of companies including:
         Global Equity Funds, Ltd., a small private investment banking group located in Calgary, Canada; Paradigm Sales and Marketing Corporation, located in Hattiesburg, Mississippi; and Bio-Solutions International, Inc., located in Denver, Colorado. From 1993 through September 1997, Mr. Mintmire formed, financed and operated a bar and restaurant in Atlanta, Georgia, with an investor and operational group. Mr. Mintmire sold his interest in the bar and restaurant in September 1997 to attend graduate school. Mr. Mintmire has extensive experience in computer based capital budgeting and financial forecasting. Mr. Mintmire also will become familiar with the our automobile lease finance clients by teaming up with Mr. Adams on client visits to establish a sound business relationship.

<        Key Consultant

         Mr. Charles Adams. Mr. Adams has served as our key consultant since its inception. Mr. Adams specializes in financing equipment which is placed with end users. Since October 1997, he has engaged in private business ventures, mostly in the area of finance. Through his company, Adams Inc., which was formed in October 1997, he is currently providing consulting services and commercial equipment leasing. Mr. Adams also arranges the operating leases for rolling stock (cars, buses, trucks and construction equipment) and large commercial marine end users

         (boats for ferries, cruise lines and commercial fisheries). He has independently engaged in commercial leasing of limousines and limousine fleets.

         From October 1997 until the present, Mr. Adams has been employed by Carcorp, Inc. which is one of only two lenders who provide commercial paper for Bombardier, Inc., under operating leases for Lear jets and other major aviation equipment. Mr. Adams is the Director of Finance of Carcorp, Inc. and supervises a staff of eight (8). In this capacity, Mr. Adams arranges the operating leases for rolling stock, large commercial equipment, aviation and commercial marine end users. From 1995 through October 1997, Mr. Adams was independently engaged in commercial leasing of limousines and limousine fleets. From 1996 through October 1997, he also was employed by Ed Morse Cadillac as the Fleet Manager for its Jeep operations. From 1993 through 1995, Mr. Adams was employed by Palm Beach Lincoln Mercury in sales. Prior to relocating to Florida, from 1991 through 1993 Mr. Adams was employed by Alpha Zeta Trust in California, where he was responsible for the acquisition of commercial real estate, including negotiations of sale and arrangement of bridge financing. During Mr. Adams' employment, Alpha Zeta Trust acquired two large loan pools from Resolution Trust Corporation. The profitable part of these pools were sold at a substantial profit, while the non-performing loans were foreclosed. From 1988 through 1991, Mr. Adams independently engaged in the acquisition of real estate. During the same period, he was employed by Ogner Motors, a Porsche, Audi and Ferrari authorized dealer in Woodland Hills, California as a salesman. In this capacity, Mr. Adams was responsible for all aspects of automobile acquisition, including arranging the purchase financing. Mr. Adams attended Los Angeles Valley College for two (2) years and took marketing and sales extension courses at the University of California at Los Angeles.

         At present, we believe Mr. Adams' expertise is sufficient to meet our needs. It is anticipated, however that we will need to employ a manager, additional clerical support and an accountant. Mr. Adams will begin by finding clients and advising Mr. Mintmire in the operation of the lease financing. Mr. Adams will visit clients and prospective clients on a regular schedule to foster strong business relationships.

<        Proposed Additional Personnel

         It is expected that additional personnel will be employed to assist in operations and financial management. We have also identified several people that are candidates for key positions within the organization. We have discussed opportunities with some of these individuals and intend to actively recruit them upon achieving adequate funding. We recognize that their expertise and experience is essential to the success of our business. In addition, we intend to also continue to expand our business and finance advisors.

         It is generally anticipated that any future employees will devote full time to the company. The Board of Directors may then, in its discretion, approve the payment of cash or non-cash compensation to these employees for their services.

<        Remuneration and Employment Contracts

         2,000,000 and 100,000 shares of common stock were issued to both Mr. Mark Mintmire and Mr. Charles Adams.

         Except for this described compensation, it is not anticipated that any executive officer will receive any cash or non-cash compensation for his or her services. When we begin operations, it is expected that the Board of Directors will approve the payment of salaries in a reasonable amount to each of our officers for their services.

         Although there are no employment agreements in place, Mark A. Mintmire will be paid compensation at the annual rate of $50,000 in 2000. If only the minimum amount of shares is sold and no other funds are available, both Mr. Mintmire's salary and Mr. Adams' consulting services compensation will be $30,000. The balance will be deferred for each individual until cash flow is available to adequately pay the larger amount.

<        Compensation of Directors

         Until we have $1,000,000 in lease receivables, no members of the Board of Directors will be paid separately for their services. Directors' out-of-pocket expenses will be reimbursed upon presentation of appropriate documents.

<        Employee Benefits

         We do not provide officers with pension, stock appreciation rights, long-term incentive or other plans but have the intention of implementing such plans in the future.

         We intend to implement a restricted employee stock option plan. Under this plan, the Board of Directors could grant employees, directors and certain advisors options to purchase shares at exercise prices of at least 85% of the then current market price. Income from any such options is not expected to be tax deferrable. As of the date of this prospectus, the plan has not been defined and no options have been granted but it is anticipated that 500,000 Shares will be reserved.

         We intend to adopt an employee bonus program to provide incentive to our employees. This plan would pay bonuses in cash or stock to employees based upon our pre-tax or after-tax profit for a particular period. We also intend to adopt a retirement plan, such as a 401(k) retirement plan, and implement an employee health plan comparable to the industry standard. Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants and will be exercisable only at prices greater than or equal to the market value of the underlying shares on the date of their grant.

                                   Litigation

         There has never been any material civil, administrative or criminal proceedings concluded, pending or on appeal against Mr. Mark A. Mintmire, Mr. Adams or us.

      Securities Ownership of Certain Owners and the Principal Shareholder

         The following table summarizes certain information with respect to the beneficial ownership of company shares, immediately prior to and after this offering. The following table sets forth information as of June 30, 2001 regarding the ownership of common stock by each shareholder known to be the owner of more than 10% of the outstanding shares, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.


                                                                                      After the Offering
                                                                                      ------------------
                                                    Prior to Offering (1)       Minimum(2)           Maximum(3)
                                                    ----- -- --------           -------              -------

Name of Beneficial Owner:                 Number        %        Number          %         Number         %
---- -- ---------- ------                 ------        -        ------          -         ------         -
Mark A. Mintmire (4)                    2,000,000     71.42%     2,000,000     68.96%     2,000,000     52.63%

All Directors, Officers and 10%
Shareholders as a Group                 2,000,000     71.42%     2,000,000     68.96%     2,000,000     52.63%
                                        ---------     ------     ---------     ------     ---------     ------
All Beneficial Owners as a Group        2,800,000     100.0%     2,900,000     100.0%     3,800,000     100.0%
                                        =========     ======     =========     ======     =========     ======

--------------------

(1)      Reflects total outstanding shares of 2,800,000 as of August 31, 2000.

(2) Assumes issuance and sale of 100,000 shares during this offering period (the "minimum" offering) in addition to the 2,800,000 shares outstanding as of August 31, 2000, an aggregate 2,900,000 shares.

(3) Assumes issuance and sale of 1,000,000 shares of our during this offering period (the "maximum" offering) in addition to the 2,800,000 shares outstanding as of August 31, 2000, an aggregate 3,800,000 shares.

(4)      Our sole executive and director.


                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations


Plan of Operations

              Since its inception, we have conducted minimal business operations except for organizational and capital raising activities. We have not realized significant revenues since its inception due to the fact that its key executive, Mr. Mintmire, until his graduation in August 1998, has been enrolled as a full-time college student in the Masters of Business Administration program at Georgia State University, in Atlanta, Georgia. As a result, from inception (October 20, 1997) through March 31, 2001, we had only interest income of $1,444 from a loan to a related party. Total company operations and operating expenses as of March 31, 2001 were $22,664. We propose to engage in the business of automobile lease financing/funding.

         Mr. Charles Adams, consultant to SDP, agreed to develop our automobile lease financing/funding business for the following, among other, reasons: (i) because of his belief that a public company could exploit its talents, services and business reputation to commercial advantage and (ii) to observe directly whether the perceived advantages of a public company, including, among others, greater ease in raising capital, liquidity of securities holdings and availability of current public information, would translate into greater profitability for a public, as compared to a locally-owned lease finance/funding company.

         If we are unable to generate sufficient revenue from operations to implement its expansion plans, management intends to explore all available alternatives for debt and/or equity financing, including but not limited to private and public securities offerings. Depending upon the amount of revenue, if any, generated by us, management anticipates that it will be able to satisfy its cash requirements for the next approximately six (6) to nine (9) months without raising funds via debt and/or equity financing or from third party funding sources. Accordingly, management expects that it will be necessary for SDP to raise additional funds in the next six(6) months, if only a minimal level of revenue is generated in accordance with management's expectations.

         Mr. Adams, at least initially, will be solely responsible for developing SDP's automobile lease finance/funding business. However, at such time, if ever, as sufficient operating capital becomes available, management expects to employ additional staffing and marketing personnel. In addition, we expect to continuously engage in market research in order to monitor new market trends, seasonality factors and other critical information deemed relevant to SDP's business.

         In addition, at least initially, we intend to operate out of the home of Mr. Mintmire. Thus, it is not anticipated that SDP will lease or purchase office space or computer equipment in the foreseeable future. SDP may in the future establish its own facilities and/or acquire computer equipment if the necessary capital becomes available; however, our financial condition does not permit management to consider the acquisition of office space or equipment at this time.

Financial Condition, Capital Resources and Liquidity for the Nine Months ending June 30, 2001

         At June 30, 2001, we had assets totaling $7,077 and liabilities of $5,500. Our total assets are primarily attributable to interest income from a loan to a related party. Our total liabilities are attributable primarily to accrued legal expenses, organization expenses and professional fees. Since our inception, it has received $23,000 in cash contributed as consideration for the issuance of shares of Common Stock. SDP's working capital is presently minimal and there can be no assurance that our financial condition will improve. We are expected to continue to have minimal working capital or a working capital deficit as a result of current liabilities. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its business plan on a limited scale, we are not expected to continue in operation without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any.

         We have no potential capital resources from any outside sources at the current time. In its initial phase, we will operate out of the facility provided by Mr. Mintmire. Mr. Adams will begin by finding clients for us and instructing Mr. Mintmire in the operation of an automobile lease financing/funding business. To attract clients, Mr. Adams and Mr. Mintmire will visit potential clients in order to determine their lease financing needs. We will place advertising in local area newspapers in Palm Beach County to directly solicit prospective sub-prime and/or credit impaired auto buyers. In the event we require additional capital during this phase, Mr. Mintmire has committed to fund the operation until such time as additional capital is available. We believe that it will require six (6) to nine (9) months in order to determine the market demand potential.

         Our ability to continue as a going concern is dependent upon its ability to obtain clients who will utilize our automobile lease financing/funding programs and whether we can attract an adequate number of direct clients who will qualify for a lease financing program. We believe that in order to be able to expand its initial operations, it must rent offices in Palm Beach County, hire clerical staff and acquire through purchase or lease computer and office equipment to maintain accurate financial accounting and client data. We believe that there is adequate and affordable rental space available in Palm Beach County and sufficiently trained personnel to provide such clerical services at affordable rates. Further, we believe that the type of equipment necessary for the operation is readily accessible at competitive rates.

         To implement such plan we have initiated a Form SB-1 public offering pursuant to Rule 415 under the Securities Act of 1933. It intends to initiate a self-underwritten sale of a minimum of 100,000 shares at an offering price of $1.00 and a maximum sale of 1,000,000 shares at an offering price of $1.00. The offering is being made on a self-underwritten basis by us through our only principal, Mark A. Mintmire, without the use of securities brokers. All proceeds from the sale of shares will be held in an attorney escrow account maintained by Duncan, Blum & Associates, Bethesda, Maryland. If these bootstrap efforts fail, we will have no choice but to close down.

Net Operating Losses

         We have net operating loss carry-forwards of $4,700 expiring at September 30, 2021, $6,000 expiring at September 30, 2020, $4,400 expiring at September 30, 2019 and $6,500 expiring at September 30, 2018. The company has a $3,200 deferred tax asset as of June 30, 2001, resulting from the loss carry-forwards, for which it has established a 100% valuation allowance. Until our current operations begin to produce earnings, it is unclear as to our ability to utilize such carry-forwards.

Year 2000 Compliance

         We did not experience a negative impact to its technology infrastructure as a result of the Year 2000. We do not anticipate that it will experience any material disruption in its operations as a result of the Year 2000 changeover in the future.

Forward-Looking Statements

         This Form 10-QSB includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this Form10-QSB which address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of our business and operations, and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results or developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, general economic market and business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by us; changes in laws or regulation; and other factors, most of which are beyond our control. Consequently, all of the forward-looking statements made in this Form 10-QSB are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequence to or effects on us or our business or operations. We assume no obligations to update any such forward-looking statements.

Financial Condition, Capital Resources and Liquidity for the Fiscal Years ending September 30, 2000 and September 30, 1999

At September 30, 2000 and September 30, 1999, we had assets totaling $6,811 and $13,200 respectively, and liabilities of $500 and $952 respectively. Our total assets are primarily attributable to interest income from a loan to a related party. Our total liabilities are attributable primarily to accrued legal expenses, organization expenses and professional fees. Since our inception, it has received 23,000 in cash contributed as consideration for the issuance of shares of Common Stock. SDP's working capital is presently minimal and there can be no assurance that our financial condition will improve. We are expected to continue to have minimal working capital or a working capital deficit as a result of current liabilities. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its business plan on a limited scale, we are not expected to continue in operation without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any.

            We have no potential capital resources from any outside sources at the current time. In its initial phase, we will operate out of the facility provided by Mr. Mintmire. Mr Adams will begin by finding clients for us and instructing Mr. Mintmire in the operation of an automobile lease financing/funding business. To attract clients, Mr. Adams and Mr. Mintmire will visit potential clients in order to determine their lease financing needs. We will place advertising in local area newspapers in Palm Beach County to directly solicit prospective sub-prime and/or credit impaired auto buyers. In the event we require additional capital during this phase, Mr. Mintmire has committed to fund the operation until such time as additional capital is available. We believe that it will require six (6) to nine (9) months in order to determine the market demand potential.

            Our ability to continue as a going concern is dependent upon its ability to obtain clients who will utilize our automobile lease financing/funding programs and whether we can attract an adequate number of direct clients who will qualify for a lease financing program. We believe that in order to be able to expand its initial operations, it must rent offices in Palm Beach County, hire clerical staff and acquire through purchase or lease computer and office equipment to maintain accurate financial accounting and client data. We believe that there is adequate and affordable renal space available in Palm Beach County and sufficiently trained personnel to provide such clerical services at affordable rates. Further, we believe that the type of equipment necessary for the operation is readily accessible at competitive rates.

            To implement such plan, we have initiated a Form SB-1 public offering pursuant to Rule 415 under the Securities Act of 1933. It intends to initiate a self-underwritten sale of a minimum of 100,000 shares at an offering price of $1.00 and a maximum sale of 1,000,000 shares at an offering price of $1.00. We are making the offering on a self-underwritten basis through our only principal, Mark A. Mintmire, without the use of securities brokers. All proceeds from the sale of shares will be held in an attorney escrow account maintained by Duncan, Blum & Associates, Bethesda, Maryland.

Net Operating Losses

            We have net operating loss carry-forwards of $6,500 expiring at September 30, 2018, $4,400 expiring at September 30, 2019 and $6,000 expiring at September 30, 2020. The company has a $2,500 and $1,600 deferred tax asset as of September 30, 2000 and September 30, 1999, respectively, resulting from the loss carry-forwards, for which it has established a 100% valuation allowance. Until our current operations begin to produce earnings, it is unclear as to our ability to utilize such carry-forwards.

Year 2000 Compliance

We did not experience a negative impact to its technology infrastructure as a result of the Year 2000. We do not anticipate that it will experience any material disruption in its operations as a result of the Year 2000 changeover in the future.

Forward-Looking Statements

            This Form 10-KSB includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this Form10-KSB which address activities, events or developments which we expect or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of our business and operations, and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results or developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, general economic market and business condition s; the business opportunities (or lack thereof) that may be presented to and pursued by us; changes in laws or regulation; and other factors, most of which are beyond our control. Consequently, all of the forward-looking statements made in this Form 10-KSB are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequence to or effects on us or its business or operations. We assumes no obligations to update any such forward-looking statements.

Going Concern

         We are the subject of a "going concern" audit opinion. (See Appendix I.) Such qualification was issued because we have incurred losses from operations since inception. As of June 30, 2001, we had working capital of $1,577 that raises substantial doubt about our ability to continue as a going concern. We had an overall net cash outflow of $141 for the 9 months ended June 30, 2001 and incurred a net loss of $4,734 for the 9 months ended June 30, 2001.

         There are no assurances that we will be able to successfully complete this public offering of common stock or that the ultimate amounts raised will meet the our cash flow needs and be sufficient to fund our operations through 2002. In addition, there is no assurance that we will be able to successfully raise the funds necessary through alternative channels, should this offering not be successful. Further, there is no assurance that we will be able to successfully develop planned operations even if it is successful in acquiring the funds necessary, which may have a material impact on our financial position and results of operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

         If this initial public offering on Form SB-1 as filed with the U.S. Securities and Exchange Commission fails to raise sufficient capital, we intend to seek such funds through alternative channels, for example - venture capital or a joint venture with an established retailer or manufacturer. We are currently not able to evaluate the potential success of such alternative financing, as it has not attempted to seek such financing.

Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In accordance with SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No.1 33," we delayed the implementation of SFAS No. 133, as amended by SFAS 138. The standard is effective January 1, 2001 and management does not expect the adoption of the standard to have any impact on the financial position or results of our operations.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" summarizing the SEC's views in applying generally accepted accounting principles to various revenue recognition issues. Management believes that its revenue recognition practices are in conformity with SAB No. 101.

         In April 2000, the FASB issued FASB Interpretation No. 44 ("FIN No. 44"), "Accounting for Certain Transactions Involving Stock Compensation: An Interpretation of APB No. 25." We have adopted the provisions of FIN No. 44, and such adoption did not impact our results of operations.

         In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Asset and Extinguishment of Liabilities", a replacement of SFAS No. 125. The standard is effective in 2001 and management does not expect the standard to have any effect on our financial position or results of operations.

         In July 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." These standards are effective in 2001 and management does not expect the standards to have any effect on our financial position or results of operations.

         In July 2001, the SEC issued SAB 102 "Selected Loan Loss Allowance Methodology and Documentation Issues." We do not expect this SAB to have any effect on our financial position or results of operations.


                        Absence of Current Public Market

         There is no current public trading market for the shares. We intend to take needed action to qualify the shares for quotation on the NASDAQ Bulletin Board under the symbol "SDPR" on the same date we file this prospectus, Upon conclusion of the primary component of this offering. There is no assurance that we can satisfy the current pertinent listing standards or, if successful in getting listed, avoid later de-listing.


                              Description of Stock

         We are authorized to issue 50,000,000 shares of common stock, $0.0001 par value. The issued and outstanding shares of common stock being registered are validly issued, fully paid and non-assessable. The holders of outstanding shares are entitled to receive dividends out of the assets legally available whenever and in whatever amounts the Board of Directors may determine.

         All shares have equal voting rights of one vote per share. Shareholders may vote in all matters to be voted upon by the shareholders. A majority vote is required on all corporate action. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares can elect all the directors as they choose to do so and, in such an event, the holders of the remaining shares will not be able to elect any directors. The shares have no preemptive, subscription, conversion or redemption rights and can only be issued as fully-paid and non-assessable shares.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value Currently, we have no issued and outstanding preferred shares and none are contemplated.

Transfer Agent

         Interwest Transfer Co., Inc.
         1981 E. Murray Holiday Road --Suite 100
         Salt Lake City, Utah 84117

Certain Provision of Florida Law

         Section 607.0902 of the Florida Business Corporation Act prohibits voting by shareholders in a publicly-held Florida corporation who acquired their shares in a "control share acquisition" unless the acquisition of incorporation or bylaws specifically state that this section does not apply. A control share acquisition is an acquisition of shares that immediately entitles the shareholder to vote in the election of directors within each of the following ranges of voting power:

1.       one-fifth or more, but less than one-third of such voting power;
2.       one-third or more, but less than a majority of such voting power; or
3.       more than a majority of such voting power.

Our Amended Articles of Incorporation specify that Section 607.0902 does not apply to control-share acquisitions of shares we offer.

         Shareholders are entitled to one vote per share on all matters to be voted upon by shareholders. Once payment- in-full is made for the shares, this right is non-assessable. In the event we go out of business, the shareholders are entitled to share in all remaining assets after liabilities are paid. There are no redemption or "sinking fund" provisions or preemptive rights with respect to the shares. Shareholders have no right to require us to redeem or purchase shares.


                             Subscription Procedure

        In order to purchase shares in this best efforts, continuous offering commencing on the date of this prospectus:

1. An investor must complete and sign copy of the subscription agreement and power of attorney.

2. Checks (which should be at least $500) should be made payable as follows: SD Products Corp. -- Attorney Escrow Account

3. The check and the subscription agreement should be mailed or delivered to the escrow agent:

                           Duncan, Blum & Associates
                           Attn: Carl N. Duncan, Esq.
                           5718 Tanglewood Drive
                           Bethesda, Maryland 20817

         You must indicate in the subscription agreement your classification of net worth as defined in "Prospectus Summary." In addition, you must indicate that you have received this prospectus and that you are a citizen or permanent resident of the United States.

Escrow Account

         Funds from the sale of this offering will be retained in an IOLTA attorney escrow account maintained with Duncan, Blum & Associates, our securities counsel. Under pertinent Maryland regulation, interest will be paid to the Maryland Bar Association for funding attorney representation for those who cannot otherwise afford counsel. Accordingly, any interest that accrues will not be paid to us or shareholders. If the minimum is not achieved, the full subscription amount will promptly be returned without deduction.


                              ERISA Considerations

         Those who consider purchasing shares on behalf of qualified plans are urged to consult with tax and ERISA counsel to determine that such a purchase will not result in a violation of prohibited transaction under ERISA, the Internal Revenue Code or other applicable law. We will rely on the determination made by such experts, although no shares will be sold to any plans if we believe that the sale will result in a prohibited transaction under ERISA or the Code.


                                  Legal Matters

         The validity of Shares being offered by this prospectus will be passed upon for us by Duncan, Blum & Associates, Bethesda, Maryland and Washington, D.C.


                                     Experts

         The financial statements included in this prospectus and in the registration statement have been audited by Durland & Company, CPAs, P.A., independent certified public accountants. Their report contains information regarding our ability to continue doing business.

                              Available Information

         We have filed a Registration Statement on Form SB-1 with the Securities and Exchange Commission with respect to the securities offered in this prospectus. This prospectus does not contain all of the information in the registration statement, certain portions have been omitted pursuant to the rules and regulations of the SEC. You may inspect and copy the registration statement at the public reference facilities of the SEC as well as at the SEC's regional offices:

---------------------------------- ----------------------------------------- --------------------------------------
Main Office:                       Regional Offices:

450 Fifth Street, N.W.,            233 Broadway                              500 West Madison -- Suite 1400
Washington, D.C.  20549            New York, New York  10011                 Chicago, Illinois  60601
--------------------------------- ----------------------------------------- --------------------------------------

         Copies of the registration statement can be obtained from the Public Reference Section of the SEC's main office. Statements made, in this prospectus concerning the contents of any documents referred to herein are not necessarily complete and in each instance, are qualified in all respects by reference to the copy of the entire document filed as an exhibit to the registration statement.

         For further information about us and the shares of common stock we are offering, you may inspect a copy of our registration statement and the associated filing documents at the public reference facilities of the SEC. The registration statement and related materials have also been filed electronically with the SEC. Accordingly, these materials can be accessed through the SEC's web site that contains reports, proxy and information statements and other information regarding registrants (http// www.sec.gov)

  INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report...............................................I-2

Balance Sheets.............................................................I-3

Statements of Operations...................................................I-4

Statements of Stockholders' Equity.........................................I-5

Statements of Cash Flows...................................................I-6

Notes to Financial Statements..............................................I-7

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Stockholders
SD Products Corporation
Atlanta, Georgia

We have audited the accompanying balance sheet of SD Products Corporation, a development stage enterprise, as of September 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SD Products Corporation as of September 30, 2000 and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has experienced a loss since inception. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ Durland & Company, CPAs, P.A.
                                            Durland & Company, CPAs, P.A.


Durland & Company, CPAs, P.A.
Palm Beach, Florida
December 20, 2000




                                              SD Products Corporation
                                         (A Development Stage Enterprise)
                                                  Balance Sheets


                                                                                 June 30,          September 30,
                                                                                   2001                2000
                                                                            ------------------  -------------------
                                  ASSETS                                       (unaudited)
CURRENT ASSETS
   Cash                                                                     $              195  $               336
   Loan and accrued interest receivable - related party                                  6,882                6,475
                                                                            ------------------  -------------------
     Total current assets                                                                7,077                6,811
                                                                            ------------------  -------------------
Total Assets                                                                $           7,077   $             6,811
                                                                            ==================  ===================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accrued expenses                                                         $            5,000  $                 0
   Accrued expenses - related party                                                        500                  500
                                                                            ------------------  -------------------
     Total current liabilities                                                           5,500                  500
                                                                            ------------------  -------------------
Total Liabilities                                                                        5,500                  500
                                                                            ------------------  -------------------

STOCKHOLDERS' EQUITY
   Preferred stock, $0.0001 par value, authorized 10,000,000 shares:
      none issued                                                                            0                    0
   Common stock, $0.0001 par value, authorized 50,000,000 shares:
      2,800,000  issued and outstanding                                                    280                  280
   Additional paid-in capital                                                           22,930               22,930
   Deficit accumulated during the development stage                                    (21,633)             (16,899)
                                                                            ------------------  -------------------
     Total Stockholders' Equity                                                          1,577                6,311
                                                                            ------------------  -------------------
Total Liabilities and Stockholders' Equity                                  $            7,077  $             6,811
                                                                            ==================  ===================




















                      The accompanying notes are an integral part of the financial statements

                                                        I-3

                                              SD Products Corporation
                                         (A Development Stage Enterprise)
                                             Statements of Operations



                                                                                                      Period from
                                                                                                    October 20, 1997
                                                 Nine Months Ended             Years Ended            (Inception)
                                                     June 30,                 September 30,             through
                                            --------------------------- -------------------------
                                                 2001          2000         2000         1999        June 30, 2001
                                            -------------- ------------ ------------ ------------ -------------------
                                             (unaudited)   (unaudited)                                (unaudited)

Revenues                                    $            0 $          0 $          0 $          0 $                 0
                                            -------------- ------------ ------------ ------------ -------------------
Expenses
  General and administrative expenses                  141          270          910        1,466               8,943
  Legal fees - related party                             0            0            0          500                 510
  Professional fees                                  5,000        8,396        5,502        3,057              13,759
                                            -------------- ------------ ------------ ------------ -------------------
    Total expenses                                   5,141        8,666        6,412        5,023              23,212
                                            -------------- ------------ ------------ ------------ -------------------
Loss from operations                                (5,141)      (8,666)      (6,412)      (5,023)            (23,212)

Other income (expense)
    Interest income - related  party                   407          339          475          604               1,579
                                            -------------- ------------ ------------ ------------ -------------------
Net loss                                    $       (4,734)$    (8,327) $     (5,937)$     (4,419)$           (21,633)
                                            ============== ============ ============ ============ ===================
Basic net loss per weighted average share   $       (0.001)$    (0.001) $      (0.01)$      (0.01)
                                            ============== ============ ============ ============
Weighted average number of shares                2,800,000    2,800,000    2,800,000    2,800,000
                                            ============== ============ ============ ============























                      The accompanying notes are an integral part of the financial statements

                                                        I-4



                                                       SD Products Corporation
                                                 (A Development Stage Enterprise)
                                                Statement of Stockholders' Equity


                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                     Additional     During the         Total
                                                Number of     Preferred    Common      Paid-in      Development    Stockholders'
                                                 Shares         Stock       Stock      Capital         Stage          Equity
                                             --------------- -----------  --------- ------------- --------------- ---------------

BEGINNING BALANCE, September 30,1998               2,800,000 $         0  $     280 $      22,930 $        (6,543)$        16,667

Net loss - 1999                                            0           0          0             0          (4,419)         (4,419)
                                             --------------- ---------------------- ------------- --------------- ---------------

BALANCE, September 30, 1999                        2,800,000           0        280        22,930         (10,962)         12,248

Net loss                                                   0           0          0             0          (5,937)         (5,937)
                                             --------------- -----------  --------- ------------- --------------- ---------------

BALANCE, September 30, 2000                        2,800,000           0        280        22,930         (16,899)          6,311

Net loss                                                   0           0          0             0          (4,734)         (4,734)
                                             --------------- -----------  --------- ------------- --------------- ---------------

ENDING BALANCE, June 30, 2001 (unaudited)          2,800,000 $         0  $     280 $      22,930 $       (21,633)$         1,577
                                             =============== ===========  ========= ============= =============== ===============
































                      The accompanying notes are an integral part of the financial statements

                                                        I-5


                                             SD Products Corporation
                                         (A Development Stage Enterprise)
                                              Statement of Cash Flows



                                                                                                                 Period from
                                                                Nine Months Ended            Years Ended          October 20,
                                                                     June 30,               September 30,      1997 (Inception)
                                                             ------------------------ -------------------------     through
                                                                 2001        2000         2000        1999       June 30, 2001
                                                             ------------ ----------- ------------ ------------ ----------------
                                                             (unaudited)  (unaudited)                             (unaudited)

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss                                                     $     (4,734)$    (8,327) $    (5,937)$     (4,419)$        (21,633)
Adjustments to reconcile net loss to net cash used for
operating activities:
   Stock issued for services                                            0           0            0            0               10
   Stock issued for services - related party                            0           0            0            0              200
Changes in operating assets and liabilities:
   (Increase)decrease accrued interest receivable -
    related party                                                    (407)       (339)        (475)          93             (882)
   Increase (decrease) accrued expenses                             5,000       3,609         (452)      (2,548)           5,000
   Increase (decrease) accrued expenses - related party                 0        (500)                                       500
                                                             ------------ ----------- ------------ ------------ ----------------
Net cash used by operating activities                                (141)     (5,557)      (6,864)      (6,874)         (16,805)
                                                             ------------ ----------- ------------ ------------ ----------------
CASH FLOW FROM INVESTING ACTIVITIES:
   (Advance to) repayment from related party                            0      (6,000)      (6,000)      18,000           (6,000)
                                                             ------------ ----------- ------------ ------------ ----------------
Net cash (used) provided by investing activities                        0      (6,000)      (6,000)      18,000           (6,000)
                                                             ------------ ----------- ------------ ------------ ----------------
CASH FLOW FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                               0           0            0            0           23,000
                                                             ------------ ----------- ------------ ------------ ----------------
Net cash provided by financing activities                               0           0            0            0           23,000
                                                             ------------ ----------- ------------ ------------ ----------------
Net increase (decrease) in cash                                      (141)    (11,557)     (12,864)      11,126              195

CASH, beginning of period                                             336      13,200       13,200        2,074                0
                                                             ------------ ----------- ------------ ------------ ----------------
CASH, end of period                                          $        195 $     1,643 $        336 $     13,200 $            195
                                                             ============ =========== ============ ============ ================
<















                      The accompanying notes are an integral part of the financial statements

                                                        I-6

                             SD Products Corporation
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                                   (Unaudited)


(1) Summary of Significant Accounting Principles
      The Company SD Products Corporation is a Florida chartered development stage corporation which conducts business from its headquarters in Atlanta, Georgia. The Company was incorporated on October 20, 1997.

         The Company has not yet engaged in its expected operations. The Company's future operations will be to provide automobile leasing for various consumer groups. Current activities include raising additional equity and negotiating with potential key personnel and facilities. There is no assurance that any benefit will result from such activities. The Company will not receive any operating revenues until the commencement of operations, but will nevertheless continue to incur expenses until then.

         The following summarize the more significant accounting and reporting policies and practices of the Company:

         a) Start-up costs Costs of start-up activities, including organization costs, are expensed as incurred, in accordance with Statement of Position (SOP) 98-5.

         b) Net loss per share Basic is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

         c) Use of estimates In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates.

         d) Interim financial statements The financial statements for the nine months ended June 30, 2001 and 2000 and for the period since October 20, 1997, (Inception), through June 30, 2001, include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature.

(2) Loan Receivable The Company authorized a loan in the amount of $6,000 to a related party at the rate of 9% per year, payable on demand. Interest of $882 was accrued at June 30, 2001.

(3) Stockholders' Equity The Company has authorized 50,000,000 shares of
         $0.0001 par value common stock and 10,000,000 shares of $0.0001 par value preferred stock. Rights and privileges of the preferred stock are to be determined by the Board of Directors prior to issuance. The Company had 2,800,000 shares of common stock and 0 shares of preferred stock issued and outstanding at December 31, 1999. The Company, on October 20, 1997, issued 2,000,000 shares to its sole Officer and Director for the value of services rendered in connection with the organization of the Company. On the same date, the Company issued 100,000 shares for the value of consulting services rendered in connection with the organization of the Company. In April 1998, the Company issued 300,000 shares of common stock at $0.01 per share for $3,000 in cash. In June 1998, the Company issued 400,000 shares of common stock at $0.05 per share for $20,000 in cash.

(4) Income Taxes Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company has net operating loss carry- forwards for income tax purposes of approximately $21,600, which expire $4,700, $6,000, $4,400 and $6,500 at September 30, 2021, 2020,
         2019 and 2018, respectively.

                             SD Products Corporation
                        (A Development Stage Enterprise)
                          Notes to Financial Statements


(4) Income Taxes (Continued) The amount recorded as deferred tax assets as of June 30, 2001 is approximately $3,200, which represents the amount of tax benefit of the loss carryforward. The Company has established a 100% valuation allowance against this deferred tax asset, as the Company has no history of profitable operations.

(5) Related parties Counsel to the Company directly owns 100,000 shares of the Company, and indirectly owns 100,000 shares in the Company through the 100% sole ownership of the common stock of another company that has invested in the Company. Also, counsel's adult son, sole Officer and Director of the Company, directly owns 2,020,000 shares in the Company.

         As discussed in Note 2, the Company extended a loan to a company under common control.

         Related party balances and amounts for the period ended are as follows:


                                                               June 30, 2001
                                                                (unaudited)           September 30, 2000
                                                            --------------------    -----------------------
Loan and accrued interest receivable - related party        $              6,882    $                 6,475
                                                            ====================    =======================
Accrued expenses - related party                            $                500    $                   500
                                                            ====================    =======================
Interest earned - related party                             $                882    $                   475
                                                            ====================    =======================

(6) Going Concern As shown in the accompanying financial statements, the Company incurred a net loss of $21,600 for the period from October 20, 1997 (Inception) through June 30, 2001. The ability of the Company to continue as a going concern is dependent upon commencing operations and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is currently seeking financing to allow it to begin its planned operations.

                                                                       EXHIBIT A

                             SUBSCRIPTION AGREEMENT


     SD Products Corp.
     Attn: Mark A. Mintmire, President
     2958 Braithwood Court
     Atlanta, Georgia 30345

        By executing this Subscription Agreement (the "Subscription Agreement") of SD Products Corp. (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of common stock ("Shares") in the Company. Purchaser herewith encloses the sum of $___________ ($500 minimum in $500 increments,) representing the purchase of _____ Shares at $1.00 per Share. Subscriptions, whether checks or wire transfers, should be made payable to SD Products Corp. -- Attorney Escrow Account and forwarded to the Escrow Agent, Duncan, Blum & Associates (Attn: Carl
N. Duncan, Esq.), 5718 Tanglewood Drive, Bethesda, Maryland 20817. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

        Purchaser represents that he, she or it has (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. Purchaser represents that he meets these financial requirements and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY.

        The undersigned is reminded that:

(1) The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

(2) S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or a Purchaser Representative (as defined under the Securities Act of 1933, as amended) or take the opportunity to do so, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the Offering described in the Prospectus.

(3) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

(4) S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

(5) The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances.


Representations

        Purchaser makes the following representations in order to permit the Company to determine his suitability as a purchaser of Shares:

(1) The undersigned has received the Company's Prospectus and the exhibits thereto.

(2) The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein.

(3) If the Shares are being subscribed for by a pension or profit-sharing plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

        The undersigned understands and agrees that this subscription may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus, (ii) death or disability of the undersigned and (iii) the acceptance of this subscription by the Company. By executing this Subscription Agreement below, the undersigned
(i) acknowledge the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities.

        The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefor.

By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

(1) That the Social Security Number or Taxpayer Identification Number provided below is correct; and

(2) That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (Note: If this part (2) is not true in your case, please strike out this part before signing.)

(3) The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (Note: If this part (3) is not true in your case, please strike out this part before signing.)

(4) That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person. The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

    This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally. By executing this agreement, you are not waiving any rights under federal law.

      The undersigned is the following kind of entity (please check):

           |_|  Individual                 |_| IRA
           |_| Joint Account - JTWROS      |_| Pension Plan
           |_| Joint  Account - TENCOM     |_| Trust
           |_| UGMA  (Gift to Minor)       |_|Non-Profit  Organization
           |_| Partnership                 |_| Employee of NASD member firm
           |_| Corporation                 |_| Other (Specify)

                                          Dated this ___ day of ________ of 1999


Mr./Ms._____________________________         _________________________________
       Purchaser's Name                      Social Security or Tax ID#

Mr./Ms._____________________________         _________________________________
       Name of Second Purchaser              Date of Birth of First Purchaser

____________________________________         (______)_________________________
Street Address of First Purchaser            Business Phone (Day)

____________________________________          (______)________________________
City State and Zip Code                      Home Phone

____________________________________
Signature of First Purchaser (Individual,
Custodian or Email address (if applicable)
Officer or Partner of Entity)

____________________________________________
Signature of Second Purchaser (if applicable)

NOTE: If a joint subscription, please indicate whether joint tenants with right of survivorship (JTWROS) or tenants in common (TENCOM). Each joint tenant or tenant in common must sign in the space provided. If purchaser is a trust, partnership, corporation or other business association, the signing trustee, partner or officer represents and warrants that he/she/it has full power and authority to execute this Subscription Agreement on its behalf. If Purchaser is a trust or partnership, please attach a copy of the trust instrument or partnership agreement. If Purchaser is a corporation, please attach certified corporate resolution authorizing signature.



      No dealer,  salesperson or other individual has been
      authorized  to give any  information  or to make any
      representations  not contained in this Prospectus in
      connection   with  the  Offering   covered  by  this                  $100,000 - $1,000,000 of Shares of
      Prospectus.  If given or made,  such  information or                     Common Stock at $1.00 per Share
      representation  must not be  relied  upon as  having
      been  authorized  by the  Company.  This  Prospectus               Selling Shareholders May Also Be Selling
      does  not  constitute  as an  offer  to  sell,  or a                       800,000 Additional Shares
      solicitation  of an offer to buy,  the common  stock
      in  any  jurisdiction  where,  or to any  person  to
      whom,   it  is   unlawful  to  make  such  offer  or
      solicitation.   Neither   the   delivery   of   this
      Prospectus nor any sale made hereunder shall,  under
      any circumstances,  create an implication that there
      has not been any  change  in the  facts set forth in
      this  Prospectus  or in the  affairs of the  Company                            SD PRODUCTS CORP.
      since the date hereof.

                         TABLE OF CONTENTS

      Descriptive Title                               Page

      Prospectus Summary                                 3
      Summary Financial Data                             4
      Risk Factors                                       4                               PROSPECTUS
      Related Party Transactions                         8
      Fiduciary Responsibility of
           The Company's Management                     10
      Selling Shareholders                              10
      Application of Proceeds                           13
      Capitalization                                    14
      Dilution                                          14
      The Company                                       15                          October ____, 2001
      Management's Discussion and
           Analysis of Financial Condition
           and Results of Operations
      24
      Absence of Current Public Market
           and Dividend Policy                          30
      Description of Capital Stock
      30
      Subscription Procedure                            31
      ERISA Considerations                              31         Until  November  ___,  2001 (25 days  after  the date
      Legal Matters                                     32         hereof),  all dealers  effecting  transactions in the
      Experts                                           32         registered  securities,  whether or not participating
      Available Information                             32         in this  distribution,  may be  required to deliver a
      Appendix I (Financial Statements)                I-1         current  copy  of  this  Prospectus.   This  delivery
      Exhibit A - Subscription Agreement               A-1         requirement  is in  addition  to  the  obligation  of
                                                                   dealers  to  deliver  a  Prospectus  when  acting  as
                                                                   underwriters  and  with   respect   to  their  unsold
                                                                   allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 5.   Index to Exhibits

(a)(1)    Financial Statements -- Included in Prospectus:

          Independent Certified Public Accountants' Report.

          Balance Sheet as of June 30, 2001

          Statement of Changes in Shareholder's Equity for the Period October 20, 1997 (Date of Formation) through June 30, 2001.

          Notes to Financial Statements.

(a)(2) Included Separately from Prospectus: Consent of Independent Public Accountants.

          Schedules are omitted for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)  Exhibits:

         *3.1.1   Certificate of Incorporation of Registrant.

         *3.1.2   Certificate of Amendment to the Certificate of Incorporation.

         *3.2     Bylaws of Registrant

         *3.3     Form of Stock Certificate

           3.4 Subscription Agreement and Power of Attorney (attached to the Prospectus as Exhibit A).

          *5.1    Opinion of Counsel as to the legality of the Shares.

          24.1    Consent of Counsel (Duncan, Blum & Associates).

          24.2    Consent of Auditors (Durland & Company, CPAs, P.A.).

         *These exhibits were filed in the May 12, 2000 Registration Statement and/or Pre-Effective Amendments filed subsequently. Since there have been no changes, these exhibits are not filed in this Post-Effective Amendment No. 2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 5th day of October, 2001.

                       SD Products Corp.

                       By: /s/ Mark A. Mintmire
                       ------------------------------
                          Mark A. Mintmire, President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.

Signatures                         Title                              Date
----------                         -----                              ----

/s/Mark A. Mintmire
--------------------------     President, CEO                    October 5,2001
Mark A. Mintmire               and Director


/s/ Mark A. Mintmire
---------------------------    Treasurer, Chief Financial        October 5,2001
Mark A. Mintmire               Officer and Secretary